                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           ARROW ELECTRONICS, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                           ARROW ELECTRONICS, INC.
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrations statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------
- ---------------
    (1)Set forth the amount on which the filing fee is calculated and state how it was determined.

[LOGO]

                                                                   April 5, 1994

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Arrow Electronics, Inc., which will be held on Tuesday, May 10, 1994 at 11:00 A.M., at Chemical Banking Corporation, 270 Park Avenue, New York, New York. The formal Notice of Annual Meeting and Proxy Statement, fully describing the matters to be acted upon at the meeting, appear on the following pages.

     The matters scheduled to be considered at the meeting are the election of directors, a proposal to adopt the Arrow Electronics, Inc. Chief Executive Officer Performance Bonus Plan, and the ratification of the appointment of Arrow's auditors.

     The Board of Directors recommends the approval of the proposals being presented at the Annual Meeting of Shareholders as being in the best interest of Arrow. We urge you to read the Proxy Statement and give these proposals your careful attention before completing the enclosed proxy card.

     Your vote is important regardless of the number of shares you own. Please be sure you are represented at the meeting, whether or not you plan to attend, by signing, dating and mailing the proxy card promptly. A postage-paid return envelope is enclosed for your convenience.

                                          Sincerely yours,

                                          /s/  JOHN C. WADDELL

                                               John C. Waddell
                                                 Chairman of the Board

                            ARROW ELECTRONICS, INC.
                                  25 HUB DRIVE
                            MELVILLE, NEW YORK 11747
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 10, 1994
                            ------------------------
                                                                   April 5, 1994

To the Shareholders of
  Arrow Electronics, Inc.:

     The Annual Meeting of Shareholders of Arrow Electronics, Inc., a New York corporation ("Arrow"), will be held at Chemical Banking Corporation, 270 Park Avenue, New York, New York, on May 10, 1994 at 11:00 A.M., prevailing local time, for the following purposes:

     1. To elect directors of Arrow for the ensuing year.

     2. To consider and act upon a proposal to approve the adoption of the Arrow Electronics, Inc. Chief Executive Officer Performance Bonus Plan.

     3. To consider and act upon a proposal to ratify the appointment of Ernst & Young as Arrow's independent auditors for the fiscal year ending December 31, 1994.

     4. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only shareholders of record at the close of business on March 25, 1994 are entitled to notice of and to vote at the meeting or any adjournments thereof.

                                           By Order of the Board of Directors,

                                                    Robert E. Klatell
                                                        Secretary

                                   IMPORTANT
     Please complete, sign and date the enclosed proxy and return it promptly in the enclosed return envelope which has been provided for your convenience, whether or not you plan to attend the meeting. The prompt return of proxies will assure a quorum and reduce solicitation expense.

                            ARROW ELECTRONICS, INC.

                                  25 HUB DRIVE

                            MELVILLE, NEW YORK 11747

                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 10, 1994

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

     This Proxy Statement, mailed to shareholders on April 5, 1994, is furnished in connection with the solicitation by the Board of Directors of Arrow Electronics, Inc., a New York corporation ("Arrow"), of proxies to be voted at the Annual Meeting of Shareholders to be held in New York, New York on May 10, 1994, and any adjournments thereof, for the purposes set forth in the accompanying notice. Each proxy will be voted with respect to all shares represented by it in accordance with the directions specified thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no directions are specified will be voted for the election of directors and in favor of the actions described by the proxy. Any proxy may be revoked at any time prior to exercise by written notice to the Secretary of Arrow by the person giving the proxy.

     The cost of soliciting proxies will be borne by Arrow. Solicitation of proxies is being made by Arrow through the mail, in person and by telephone. In addition to regular employees of Arrow who may engage in such solicitation, Arrow has retained D.F. King & Co., Inc. to assist in soliciting proxies at an anticipated cost not in excess of $10,500 plus expenses. Arrow will also request brokers and other nominees to forward soliciting materials to the beneficial owners of the stock held of record by such persons and will reimburse such persons for their expenses in forwarding such materials.

     Only shareholders of record of Arrow's common stock at the close of business on March 25, 1994 are entitled to notice of and to vote at the meeting or any adjournments thereof. On March 25, 1994, Arrow had outstanding 31,465,958 shares of common stock. The only shareholder known to management to own beneficially more than 5% of the outstanding common stock of Arrow as of March 25, 1994 is Oppenheimer Group, Inc., Oppenheimer Tower, World Financial Center, New York, New York 10281, which, based upon information set forth in its Schedule 13G dated February 1, 1994 and filed with the Securities and Exchange Commission, beneficially owned 3,084,793 shares (9.8%), including 2,130,475 shares (6.8%) beneficially owned by Oppenheimer Capital.

     At March 25, 1994, all executive officers and directors of Arrow as a group were the beneficial owners of 1,584,829 shares (5%), including 976,289 shares held by the Arrow Electronics Stock Ownership Plan, of which Mr. Stephen P. Kaufman, Mr. Robert E. Klatell, and Mr. John C. Waddell are the trustees, including shares allocated to the accounts of Messrs. Kaufman, Klatell, and Waddell (pursuant to certain regulations promulgated by the Securities and Exchange Commission, Messrs. Kaufman, Klatell, and Waddell may be deemed to have beneficial ownership of these shares by virtue of their shared power as trustees to vote such shares); options to purchase 385,458 shares granted under Arrow's Stock Option Plan (of which 259,961 options are currently exercisable), including options to purchase 185,625 shares, 89,000 shares, 18,000 shares, 10,000 shares, 97,000 shares, and 10,000 shares granted to Mr. Kaufman, Mr. Klatell, Mr. Waddell, Mr. Carlo Giersch, Mr. Steven W. Menefee, and Mr. Robert
J. McInerney, respectively (of which 141,293 options, 58,334 options, 9,000 options, 6,667 options, 73,000 options and 2,500 options, respectively, are currently exercisable); and 151,493 shares awarded under Arrow's Restricted Stock Plan (of which 78,743 shares have vested and are not forfeitable), including 46,375 shares, 26,875 shares, 12,718 shares, 31,750 shares, and 7,625 shares awarded to Messrs. Kaufman, Klatell, Waddell, Menefee, and McInerney, respectively (of which 32,000 shares, 14,625 shares, 2,343 shares, 4,750 shares, and 2,625 shares, respectively, have vested and are not forfeitable).

                             ELECTION OF DIRECTORS

     The entire Board of Directors of Arrow is to be elected, and those persons elected will hold office until the next Annual Meeting of Shareholders and until their respective successors shall have been duly elected and qualified. Persons receiving a plurality of the votes cast at the Annual Meeting will be elected directors. Consequently, any shares not voted (whether by abstention or broker non-votes) have no effect on the election of directors. Proxies in the enclosed form will be voted for the election as directors of the nine nominees named below. Management does not contemplate that any of the nominees will be unable to serve as a director, but if that contingency should occur prior to the voting of the proxies, the persons named in the accompanying proxy reserve the right to substitute another person of their choice when voting at the meeting or any adjournment thereof. All nominees are currently directors of Arrow and were elected at Arrow's last annual meeting except for Steven W. Menefee who was appointed a director in July 1993.

                                                                              SHARES OF
                                                                            COMMON STOCK    PERCENTAGE
                                                                                OWNED           OF
                                                                            BENEFICIALLY    OUTSTANDING
                                    POSITION WITH ARROW AND      DIRECTOR       AS OF         COMMON
         NAME             AGE         BUSINESS EXPERIENCE         SINCE    MARCH 25, 1994      STOCK
- -----------------------   ---   -------------------------------- --------  ---------------  -----------
Daniel W. Duval           57    President and Chief Executive     1987            2,000           --
                                Officer of Robbins & Myers,
                                Inc., a manufacturer of fluids
                                management systems, for more
                                than five years; director of
                                Robbins & Myers, Inc. and
                                National City Bank of Dayton.
Carlo Giersch             56    President and Chief Executive     1990           35,000(1)        .1%
                                Officer of Spoerle Electronic,
                                Arrow's 70% owned German
                                affiliate, for more than five
                                years.
J. Spencer Gould          71    Retired; Vice President-Finance   1987           26,444(2)       .08%
                                and Chief Financial Officer of
                                The Stanley Works, a
                                manufacturer of tools, hardware
                                and related products, for the
                                five years ended November 1987;
                                director of Imo Industries Inc.
Stephen P. Kaufman        52    President and Chief Executive     1983        1,211,789(3)       3.9%
                                Officer of Arrow for more than
                                five years.
Lawrence R. Kem           58    General partner of Rudolph Stone  1987            1,000           --
                                Associates, an investment man-
                                agement firm, for more than five
                                years.
Robert E. Klatell         48    Senior Vice President, General    1989        1,103,029(3)       3.5%
                                Counsel, and Secretary of Arrow
                                for more than five years, Chief
                                Financial Officer since January
                                1992, and Treasurer since Oc-
                                tober 1990.
Steven W. Menefee         49    Vice President of Arrow and       1993           88,750(4)        .3%
                                President of the Arrow/Schweber
                                Electronics Group since Novem-
                                ber 1990; prior thereto Vice
                                President of Avnet, Inc., a
                                distributor of electronic
                                components and computer products
                                for more than five years.

                                                                              SHARES OF
                                                                            COMMON STOCK    PERCENTAGE
                                                                                OWNED           OF
                                                                            BENEFICIALLY    OUTSTANDING
                                    POSITION WITH ARROW AND      DIRECTOR       AS OF         COMMON
         NAME             AGE         BUSINESS EXPERIENCE         SINCE    MARCH 25, 1994      STOCK
- -----------------------   ---   -------------------------------- --------  ---------------  -----------
Richard S. Rosenbloom     61    David Sarnoff Professor of Busi-  1992            1,000           --
                                ness Administration at Harvard
                                Business School for more than
                                five years; director of Lex
                                Service PLC and Executone
                                Information Systems, Inc.
John C. Waddell           56    Chairman of the Board of Arrow    1969        1,007,007(3)       3.2%
                                for more than five years.

- ---------------
(1) Includes shares owned individually and options to purchase shares granted under Arrow's Stock Option Plan. See page 2.

(2) Includes 200 shares held by Mr. Gould's spouse, as to which shares he disclaims beneficial ownership.

(3) Includes shares owned individually, options to purchase shares granted under Arrow's Stock Option Plan, shares awarded under Arrow's Restricted Stock Plan, and shares held by Arrow's Stock Ownership Plan. See page 2.

(4) Includes options to purchase shares granted under Arrow's Stock Option Plan and shares awarded under Arrow's Restricted Stock Plan. See page 2.

     The audit committee of the Board of Directors consists of Mr. Kem, Mr. Gould, and Mr. Thomas M. Davidson. The audit committee evaluates and reviews such matters as Arrow's accounting policies, reporting practices, internal audit function, and internal accounting controls. The committee also reviews the scope and results of the audit conducted by Arrow's independent auditors.

     The compensation committee of the Board of Directors consists of Mr. Duval, Mr. Kem, and Mr. Rosenbloom. The compensation committee approves the salaries and incentive compensation of senior corporate officers, advises the Board generally with regard to other compensation and employee benefit matters, and approves stock option and restricted stock awards.

     The charitable contributions committee of the Board of Directors consists of Mr. Waddell, Mr. Klatell, and Mr. Davidson. The charitable contributions committee reviews community and civic programs and services of educational, cultural, and other social organizations, and approves the charitable contributions to be made by the company.

     The nominating committee of the Board of Directors consists of Mr. Rosenbloom, Mr. Duval, and Mr. Kaufman. Shareholder recommendations for nominees for membership on the Board of Directors will be considered by the nominating committee. Such recommendations may be submitted to the Secretary of Arrow, who will forward them to the chairman of the nominating committee.

     During 1993 there were 7 meetings of the Board of Directors, 4 meetings of the audit committee, 4 meetings of the compensation committee, 1 meeting of the charitable contributions committee, and 1 meeting of the nominating committee. All directors attended 75% or more of the meetings of the Board of Directors and the committees on which they served.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

SUMMARY COMPENSATION TABLE

     The following table provides certain summary information concerning the compensation for the past three years of the Chief Executive Officer and each of the other four most highly compensated executive officers of the company (the "named executive officers").

                                                             LONG TERM COMPENSATION
                                                                     AWARDS
                                                             -----------------------
                                     ANNUAL COMPENSATION     RESTRICTED   SECURITIES
            NAME AND              -------------------------     STOCK     UNDERLYING     ALL OTHER
       PRINCIPAL POSITION         YEAR  SALARY(1)   BONUS    AWARD(S)(2)   OPTIONS    COMPENSATION(3)
- --------------------------------- ----  ---------  --------  -----------  ----------  ---------------
Stephen P. Kaufman,               1993  $ 504,000  $635,644   $ 190,000      25,000       $11,572
  President and Chief             1992    474,000   484,753     141,250      83,000        11,230
  Executive Officer               1991    424,000   358,241      90,000     112,000        10,905
Carlo Giersch,                    1993    604,230        --          --      10,000            --
  President and Chief
  Executive Officer of
  Spoerle Electronic(4)
Steven W. Menefee,                1993    304,783   307,856     152,000      15,000         7,075
  Vice President and              1992    285,200   235,188     425,500      42,000         6,866
  President of the                1991    254,950   171,500      60,000      20,000            --
  Arrow/Schweber
  Electronics Group
Robert E. Klatell,                1993    308,983   286,572     152,000      15,000        11,572
  Senior Vice President           1992    289,400   215,431     113,000      62,000        11,230
  and Chief Financial             1991    249,400   190,863      90,000      62,000        10,905
  Officer
Robert J. McInerney               1993    240,200   274,347      62,625       7,500        11,572
  Vice President and              1992    225,200   157,719      56,500       7,500        11,230
  President of the                1991    209,450   126,894      30,000       7,500        10,905
  Commercial Systems Group

- ---------------

(1) Includes amounts deferred under Arrow's Savings Plan.

(2) Reflects the fair market value as of the date of grant of the stock awards granted in 1993. All of such awards vest in four annual installments of 25%, beginning one year after grant, and all awarded shares have dividend and voting rights equivalent to all shares of common stock. As of December 31, 1993, the aggregate number and value of unvested restricted stock awards held by Messrs. Kaufman, Menefee, Klatell, and McInerney were 16,625 ($694,094), 27,000 ($1,127,250), 14,125 ($589,719), and 5,750 ($240,063),
    respectively.

(3) For 1993, includes a contribution by Arrow of $7,075 to Arrow's Stock Ownership Plan for each of the named executive officers except Mr. Giersch and a matching contribution by Arrow of $4,497 to Arrow's Savings Plan for each of Messrs. Kaufman, Klatell, and McInerney.

(4) Spoerle Electronic became a majority owned affiliate of Arrow in January
    1993.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information on option grants during 1993 to the named executive officers.

                                         INDIVIDUAL GRANTS
                        ---------------------------------------------------
                                       % OF
                                       TOTAL
                        NUMBER OF     OPTIONS                                  POTENTIAL REALIZABLE VALUE AT
                        SECURITIES    GRANTED                                  ASSIGNED RATES OF STOCK PRICE
                        UNDERLYING      TO                                        APPRECIATION FOR OPTION
                         OPTIONS     EMPLOYEES    EXERCISE OR                             TERM(3)
                         GRANTED     IN FISCAL    BASE PRICE     EXPIRATION    ------------------------------
        NAME             (#)(1)        YEAR        ($/SH)(2)        DATE            5%              10%
- ---------------------   ---------    ---------    -----------    ----------    ------------    --------------
Stephen P. Kaufman        25,000        6.2%        $38.00          12/9/03    $    597,500    $    1,514,000
Carlo Giersch             10,000        2.5          28.625          2/9/03         180,050           456,250
Steven W. Menefee         15,000        3.7          38.00          12/9/03         358,500           908,400
Robert E. Klatell         15,000        3.7          38.00          12/9/03         358,500           908,400
Robert J. McInerney        7,500        1.9          38.00          12/9/03         179,250           454,200
All shareholders             N/A        N/A         N/A                 N/A     821,608,778     2,081,867,788
                                                                    various
All optionees(4)         401,950        100          37.30          in 2003       9,429,747        23,895,927
All optionees value
  as a percent of all
  shareholders value         N/A        N/A         N/A                 N/A            1.1%              1.1%

- ---------------
(1) All of such grants become exercisable in three annual installments, commencing on the date of grant (except for certain grants included in "All optionees" which become exercisable in three annual installments, commencing on the first anniversary of the date of grant) and expire 10 years after the date of grant.

(2) All at fair market value at date of grant.

(3) Represents gain that would be realized assuming the options were held for the entire ten-year option period and the stock price increased at annual compounded rates of 5% and 10%. Potential realizable values for shareholders are based on 31,287,463 shares outstanding at December 31, 1993 from a base price of $41.75 per share. These amounts represent assumed rates of appreciation only. Actual gains, if any, on stock option exercises and common stock holdings will be dependent on overall market conditions and on the future performance of the company and its common stock. There can be no assurance that the amounts reflected in this table will be achieved.

(4) Information based on all stock option grants made to employees in 1993. Exercise price shown is the weighted average of all grants. Actual exercise prices ranged from $27.50 to $39.75 reflecting the fair market value of the stock on the date of the option grant.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

     The following table provides information concerning the exercise of stock options during 1993 by each of the named executive officers and the year-end value of their unexercised options.

                                                                  NUMBER OF               VALUE OF
                                                                 UNEXERCISED            UNEXERCISED
                                                                  OPTIONS AT            IN-THE-MONEY
                                                                    FISCAL               OPTIONS AT
                                  SHARES                           YEAR-END           FISCAL YEAR-END
                                  ACQUIRED                      --------------      --------------------
                                    ON            VALUE          EXERCISABLE/           EXERCISABLE/
            NAME                  EXERCISE     REALIZED(1)      UNEXERCISABLE          UNEXERCISABLE
- -----------------------------     -------      -----------      --------------      --------------------
Stephen P. Kaufman                 50,000      $ 1,517,969      141,293/44,332      $3,816,230/$701,114
Carlo Giersch                          --               --         6,667/3,333         87,504/43,662
Steven W. Menefee                      --               --       73,000/24,000       2,005,500/357,750
Robert E. Klatell                  54,000        1,578,250       58,334/30,666       1,356,101/526,900
Robert J. McInerney                13,320          363,785        10,000/7,500         152,813/53,125

- ---------------
(1) Represents the difference between the fair market value of the shares at date of exercise and the exercise price multiplied by the number of options exercised.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     A primary role of the compensation committee (the "committee") is to oversee compensation practices for Arrow's senior executive officers. The committee's responsibilities include the review of salaries, benefits, and other compensation of Arrow's senior managers and making recommendations to the full Board of Directors with respect to these matters. The committee is comprised entirely of Board members who are independent, nonemployee directors of the company.

     The committee's primary objective in establishing compensation programs and levels for Arrow's key executive officers is to support Arrow's goal of maximizing the value of shareholders' interests in Arrow. To achieve this objective, the committee believes it is necessary to:

     -- Set levels of base compensation that will attract and retain superior executives in a highly competitive environment.

     -- Encourage long-term decision making that enhances shareholder value. The committee believes that this objective is promoted by emphasizing grants of stock options and restricted stock, thereby creating a direct link between shareholder value creation and executive compensation.

     -- Provide incentive compensation that varies directly with both company performance and individual contribution to that performance.

COMPONENTS OF COMPENSATION

  Base Salary

     The committee annually reviews each executive officer's base salary. The factors which influence committee determinations regarding base salary include: comparable levels of pay among executives at regional and national market competitors (including the larger companies in the peer group contained in the graph on page 10), internal pay equity considerations, level of responsibilities, prior experience, breadth of knowledge, and job performance. Such compensation is generally competitive with comparable jobs at comparable companies.

     In conducting its salary deliberations, the committee does not strictly tie senior executive base pay to a defined competitive standard. Rather, the committee elects to maintain flexibility in its decision making capacity so as to permit salary recommendations that best reflect the individual contributions made by the company's top executives.

     Based upon the overall success of Arrow, the committee believes that it is appropriate to compensate Mr. Kaufman at a level at least equal to that paid to chief executive officers of comparable companies. The committee values highly Mr. Kaufman's breadth of knowledge and recognizes his significant contribution to the success of Arrow.

     Mr. Kaufman's annual base pay remained constant in 1990 and 1991 at a level of $424,000. For 1992, his base salary was increased to $474,000 in recognition of his role in the strategic acquisition of the North American electronics distribution businesses of Lex Service PLC, which increased Arrow's sales and earnings. In 1993, his base salary was increased to $504,000 in recognition of the continued growth in Arrow's sales and earnings and the further expansion of Arrow into strategic markets.

  Annual Incentives

     Each year, the Board of Directors -- in consultation with management -- establishes short-term financial goals which relate to one or more indicators of corporate financial performance. For 1993, the short-term incentive award opportunity was contingent upon Arrow attaining a prespecified level of sales, profitability, and asset utilization.

     Incentive targets are established for participating executives under the Management Incentive Compensation Plan ("MICP") based on the participant's level and breadth of responsibility, potential contribution to the success of the company, and competitive considerations. The participant's actual award is determined at the end of the year based on Arrow's actual performance against the predetermined financial goals, as well as the attainment of specific individual goals or contributions to Arrow's success.

     Annual incentives of the named executive officers, including Mr. Kaufman, reflect Arrow's attainment of predetermined financial goals and the level of achievement by each executive officer of the targets established under the MICP. Specifically, Mr. Kaufman was paid an annual incentive of $570,000 in connection with 1993's performance, representing a 170% level of achievement of the prespecified financial goals. The MICP awards earned by the other participating named executive officers averaged 82% of their respective salaries, representing a range of 115% to 200% level of achievement of the goals.

  Long-Term Incentives

     Arrow reinforces the importance of producing satisfactory returns to shareholders over the long-term through the operation of its Stock Option Plan and its Restricted Stock Plan. Stock option and restricted stock awards provide executives with the opportunity to acquire an equity interest in

Arrow and align the executive's interest with that of the shareholders to create shareholder value as reflected in growth in the price of Arrow's shares.

     Option exercise prices are equal to 100% of the fair market value of Arrow's shares on the date of option grant and are exercisable in three installments. This ensures that participants will derive benefits only as shareholders realize corresponding gains over an extended time period. Options have a maximum term of 10 years.

     Restricted stock is granted to participants in order to help foster a shareholder perspective among the participants. A long-term focus is encouraged -- and executive retention is reinforced -- through the four-year vesting schedule to which shares of restricted stock are subject.

     Each year, the committee reviews the history of stock option and restricted stock awards and makes grant decisions based on the committee's assessment of each individual executive's contribution and performance during the year and on competitive compensation practices in comparable companies. The grants to Mr. Kaufman and each of the other named executive officers in 1993 are consistent with grants in prior years relative to Arrow's performance and the individual's contributions, and represent Arrow's continued emphasis on executive compensation which is linked to increases in the value of Arrow's stock. Generally, the size of the grants of such long-term incentives reflects the committee's assessment of each individual's contributions and performance during the year.

     The committee is aware of the limitations that recent tax legislation has placed on the tax deductibility of compensation in excess of $1 million which is earned in any year by an executive officer. One of the primary determinants of deductibility is that compensation be "performance-based." Proposed regulations were only released late in 1993 and are not yet in final form. The committee believes that at the present time option grants under its Stock Option Plan meet the Internal Revenue Service's performance-based criteria. In order to assure that the executive compensation is deductible to the extent possible as performance-based compensation, the committee has recommended that the Board adopt, subject to shareholder approval, the Arrow Electronics, Inc. Chief Executive Officer Performance Bonus Plan. See pages 12-15 for a summary of this plan. The committee will continue to monitor developments in this area.

SUMMARY

     Each year, the Board and the committee review all elements of cash and noncash compensation paid to the executive officers of Arrow. The committee manages all elements of executive pay in order to ensure that pay levels are consistent with Arrow's compensation philosophies. In addition, the Board and the committee administer Arrow's long-term executive compensation programs to ensure that Arrow's objectives of linking executive pay to improved Arrow financial performance and increased shareholder value continue to be fostered.

Daniel W. Duval, Chairman
Lawrence R. Kem
Richard S. Rosenbloom

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                 AMONG ARROW ELECTRONICS, INC., S&P 500 INDEX &
                         ELECTRONICS DISTRIBUTOR INDEX

     The following graph compares the performance of Arrow for the periods indicated with the performance of the Standard & Poor's 500 Stock Index and the average performance of a group consisting of the company's peer corporations on a line-of-business basis. The corporations making up the peer companies group are Anthem Electronics, Inc., Avnet, Inc., Jaco Electronics, Inc., Kent Electronics Corporation, Marshall Industries, Milgray Electronics, Inc., Pioneer-Standard Electronics, Inc., Sterling Electronics Corporation, Western Micro Technology, and Wyle Laboratories. Total return indices reflect reinvested dividends and are weighted on a market capitalization basis at the time of each reported data point.

                                                                  Electronics
      Measurement Period                          S&P 500 In-     Distributor
    (Fiscal Year Covered)            Arrow            dex            Index
             1988                     100             100             100
             1989                     058             132             146
             1990                     066             128             125
             1991                     238             167             158
             1992                     432             180             185
             1993                     630             198             200

     Assumes $100 invested on December 31, 1988 in Arrow, S&P 500 Index and peer companies group.

DIRECTORS' COMPENSATION

     The members of the Board of Directors who are not employees receive an annual fee of $23,000 for the term expiring in May 1994 and a fee of $1,000 for each Board of Directors meeting personally attended and each committee meeting personally attended. In addition, each director serving as Chairman of any committee receives an additional annual fee of $1,500.

EMPLOYMENT AGREEMENTS

     Arrow has employment agreements with each of the named executive officers. Mr. Kaufman has an employment agreement with Arrow terminating December 31, 1995, which provides for an annual base salary of not less than $400,000. Mr. Klatell has an employment agreement with Arrow terminating December 31, 1996, which provides for an annual base salary of not less than $235,000. Mr. Menefee and Mr. McInerney have employment agreements with Arrow terminating December 31, 1994 (subject to automatic renewals from year to year unless either Arrow or the executive elects not to renew), which provide for annual base salaries of not less than $245,000 and $175,000, respectively. Mr. Giersch has an employment agreement with Spoerle Electronic terminating on his 65th birthday (subject to earlier termination by either Spoerle Electronic or Mr. Giersch upon six months written notice), which provides for an annual base salary of not less than 700,000 deutsche marks ($420,200 based on the exchange rate on March 25, 1994) with annual adjustments beginning January 1, 1995 in the same proportion in which salaries of the employees of Spoerle have been adjusted in the preceding year.

EXTENDED SEPARATION BENEFITS

     Arrow maintains a broad-based program to shelter employees at all levels from any adverse consequences which might result from a change in control of the company (as defined in the program). Pursuant to a policy adopted by the Board of Directors in 1988, the period of salary continuation normally extended to employees whose employment is terminated as a result of a workforce reduction or reorganization (which period ranges from two to 12 weeks depending upon length of service with Arrow) is tripled if employment is terminated by the company (other than for cause) as a result of a change in control. In addition to this policy, Arrow has entered into one-year employment agreements with approximately 65 management-level employees, pursuant to which among other matters, such employees will receive one year's compensation and continuation for up to one year of medical and life insurance benefits if their employment is terminated by the company (other than for cause) within 12 months following a change in control. Arrow also has agreements with approximately 20 divisional and group vice presidents who are not executive officers, which provide such vice presidents with two times their annualized includible compensation (as defined in the Internal Revenue Code of 1986, as amended (the "Code")) and continuation for up to three years of medical, life, and other welfare benefits if their employment is terminated by the company (other than for cause), if their responsibilities or base salaries are materially diminished, or if certain other adverse changes occur within 24 months following a change in control. Similar agreements provide the executive officers with three times their annualized includible compensation and continuation for up to three years of their benefits if their employment is terminated by the company (other than for cause approved by three-fourths of the directors then serving), if their responsibilities or base salaries are materially diminished, or if certain other adverse changes occur within 24 months following a change in control. The amounts payable pursuant to such agreements to the executive officers (other than Messrs. Waddell, Kaufman, and Klatell) and to the other vice presidents will be reduced, if necessary, to avoid excise tax under Section 4999 of the Code.

UNFUNDED PENSION PLAN

     Arrow maintains the Unfunded Pension Plan for Selected Executives of Arrow Electronics, Inc. (the "SERP"). Under the SERP, Arrow's Board of Directors determines those employees who are eligible to participate in the SERP and the amount of their maximum annual pension upon retirement on or after attaining age 60. Messrs. Kaufman, Klatell, Menefee, and McInerney have been designated by Arrow as participants in the SERP, with maximum annual pensions of $225,000, $150,000, $125,000, and $125,000, respectively. If a designated participant retires between the ages of 55 and 60, the amount of the annual pension is reduced based upon a formula contained in the SERP. In addition, if there is a change of control of Arrow and the employment of a designated participant who is at least age 50 with 15 years of service is involuntarily terminated other than for cause or disability, or such participant terminates employment for good reason, the participant will receive the maximum annual pension.

CERTAIN TRANSACTIONS

     In each of January 1993 and January 1994, Arrow acquired an additional 15% interest in Spoerle Electronic from Mr. Giersch, bringing its holdings in Spoerle Electronic to a 70% share. The aggregate cost of each acquisition was approximately $25 million. In addition, in January 1994, Arrow acquired an additional 1% interest in its Italian affiliate, Silverstar Ltd. S.p.A., from Mr. Giersch's wife for $300,000. Spoerle Electronic leases certain of its premises from a partnership in which Mr. Giersch's wife, directly or indirectly, has the entire beneficial interest and paid aggregate rentals of 3 million deutsche marks ($1,812,500 based on the exchange rate on March 25, 1994) to the partnership during 1993. The management of Spoerle Electronic believes that such rentals are at fair market rates.

     In May 1989, Mr. Waddell received an unsecured personal loan of $120,000 from Arrow, bearing interest at Arrow's average U.S. borrowing rate. This obligation was satisfied in full in 1994.

                PROPOSED ADOPTION OF THE CHIEF EXECUTIVE OFFICER
                             PERFORMANCE BONUS PLAN

     In early 1994 the compensation committee (the "committee") of the Board recommended to the Board the adoption of the Arrow Electronics, Inc. Chief Executive Officer Performance Bonus Plan (the "Performance Bonus Plan" or the "Plan"), subject to shareholder approval. The Board subsequently ratified the committee's recommendation and determined to submit the Performance Bonus Plan to the shareholders. The shareholders are now requested to approve the adoption of this Plan.

     The summary of the Performance Bonus Plan which follows is subject to the specific provisions contained in the official text.

PURPOSE

     The purpose of the Performance Bonus Plan is to specifically motivate the company's Chief Executive Officer ("CEO") through awards of annual cash bonuses to achieve strategic, financial and operating objectives, reward his contribution toward improvement in financial performance as measured by earnings per share of the company and the return on equity of the company, provide the CEO with an additional incentive to contribute to the success of the company and offer a total compensation package that is competitive in the industry and includes a bonus component which is intended to qualify as performance-based compensation deductible to the company under the Code.

     The Plan is intended to provide a special incentive for the CEO to increase the profits of the company and the return to shareholders by rewarding the superior performance of his duties with an annual cash bonus. Accordingly, the CEO's maximum potential cash bonus is calculated pursuant to a preestablished formula which is applied by the committee against specified measures of corporate performance.

ADMINISTRATION

     The Performance Bonus Plan for the CEO is administered by the committee, whose members are currently "disinterested persons" as such term is defined under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. The members of the committee also qualify as "outside directors" as that term is defined in proposed regulations (the "Proposed Regulations") issued by the Internal Revenue Service under Section 162(m) of the Code. No committee member is eligible to receive any bonus award under the Plan. Under the Plan, the committee has the authority to determine the bonus which the CEO may receive for his services during that year pursuant to the bonus formula under the Plan. The committee has discretion under the Plan to award an amount less than the amount calculated pursuant to the bonus formula based upon certain subjective factors as discussed below.

DISCONTINUANCE, TERMINATION OR AMENDMENT

     Except as permitted by Section 162(m) of the Code, the committee does not have the authority to modify the material terms of the pre-established performance goal which is based upon earnings per share and return on equity, the bonus formula or the eligibility requirements of the Plan without majority shareholder approval in accordance with Section 162(m) of the Code. The committee may discontinue the Plan at any time and may determine to reduce or eliminate a bonus in the then current or any succeeding year. The Performance Bonus Plan otherwise shall terminate on December 31, 1998 or an earlier date if the Board so resolves.

CALCULATION OF BONUS AWARD

     The bonus formula under the Plan consists of the following calculations. On or before December 31 of the year preceding a service year or by such later date as is permitted by Section 162(m) of the Code (the "Determination Date"), the committee will determine the bonus for that service year which shall equal .5% times Base Compensation (as defined below) for each $.01 increase in EPS (as defined below) over the established target (the "Target Level EPS") achieved during the service year, plus 2% times Base Compensation for each .5% increase in the ROE (as defined below) over the established target (the "Target Level ROE") achieved during the service year.

     At the end of the year, the amount calculated pursuant to the bonus formula may be reduced (but not increased) by the committee based upon any additional corporate performance or individual performance factors or other factors, circumstances or events which the committee deems relevant. Such reductions are not mandated by the Plan and are within the committee's sole discretion.

     Target Level EPS and Target Level ROE for each year are determined by the committee on or before the Determination Date for such year based upon information provided to the committee by management. Base Compensation is defined as the annual compensation of the CEO. EPS is defined as earnings per share as computed in accordance with generally accepted accounting practices, as adjusted to omit the effects of extraordinary and non-recurring items. ROE is defined as the rate of return on shareholders' equity as measured by the net income of the company divided by the total shareholders' equity at the beginning of the year, computed in accordance with generally accepted accounting principles, as adjusted to omit the effects of extraordinary and non-recurring items. For 1994, the Target Level EPS has been established to be each $.01 increase of EPS above an EPS of $2.15 and the Target Level ROE has been established to be each .5% increase of ROE above an ROE of 10%.

     In no event shall the CEO be entitled to receive a bonus under the Performance Bonus Plan in excess of $1,000,000 for any fiscal year of the company.

NEW PLAN BENEFITS

     The benefits payable in the future under the Performance Bonus Plan are not currently determinable. If EPS and ROE for 1994 equal those achieved in 1993, application of the above described bonus formula, the 1994 Target Level EPS, and the 1994 Target Level ROE would produce a 1994 bonus under the Plan of $366,000 for Mr. Kaufman.

PAYMENT OF BONUS AWARDS

     Payment of the CEO's bonus award for a particular service year shall be made in cash, less applicable withholding taxes, in the following year as soon as practicable after the completion of the committee's computation and certification with respect to the award. No bonus award under the Plan is permitted to be paid unless the committee has certified that based upon the bonus formula a requisite percentage of the Target Level EPS and/or Target Level ROE was achieved and that therefore the CEO is entitled to a bonus. Such certification must be made in writing by the committee or set forth in the approved minutes of the committee.

     If a CEO is first employed between February 1 and September 30 of a service year, such CEO will be eligible under the Plan to receive a pro rata portion of the bonus award (less any discretionary reductions) based on the length of time employed during the year. Except as otherwise provided in the Plan, if the CEO retires, becomes disabled or terminates employment with the company during a given year, he is eligible to receive a pro rata portion of the bonus (less any discretionary reductions) to be paid after completion of the year as determined by the committee under the bonus formula based upon the Target Level EPS and Target Level ROE for the year and the length of time worked during that year.

REASONS FOR SHAREHOLDER APPROVAL

     The company desires to deduct from its corporate income, for the purpose of computing the company's federal corporate income tax liability, certain compensation received by Mr. Kaufman from the company, including any bonus award under the Plan. Under recently enacted Section 162(m) of the Code, the deduction from corporate income for salaries or other compensation, to the extent previously available to publicly-traded corporations such as the company, will generally be disallowed for compensation in excess of $1,000,000 per annum paid to a "covered employee". A "covered employee" is defined in Section 162(m) of the Code to include, among others, the CEO of a corporation, the securities of which are publicly traded. Section 162(m) of the Code applies to taxable years commencing on or after January 1, 1994.

     Performance-based compensation is not subject to the $1,000,000 cap on deductibility if certain requirements are met. Performance-based compensation payable to a "covered employee" may be deducted by a publicly-traded corporation where the payment is made solely upon the attainment by the covered employee of "pre-established goals", the performance goals are set by a committee of the board of directors comprised solely of two or more "outside directors" and disclosure of the performance goals and other material terms of the compensation arrangement is made to shareholders of the corporation who thereafter approve the performance goals and the other material terms of the arrangement. In addition, before any payments of performance-based compensation are made, such committee must certify that the performance goals and other material terms of the arrangement have been satisfied.

     The company has reviewed Section 162(m) of the Code and the Proposed Regulations and believes that for fiscal year 1994 awards under both the Performance Bonus Plan should qualify as performance-based compensation for Mr. Kaufman. Given the absence of final regulations, decided cases or revenue rulings, however, the effect of Section 162(m) of the Code on the deductibility of Mr. Kaufman's compensation, including without limitation the effect of the approval, if any, by the shareholders at the meeting of this Proposal, cannot be ascertained with certainty. As a result, notwithstanding the foregoing discussion, no assurance can be given as to the deductibility of Mr. Kaufman's compensation under Section 162(m) of the Code, any further temporary or final regulations, interpretations, decided cases or revenue rulings.

     In the event the shareholders of the company ratify the Performance Bonus Plan, including the above-described performance goal and bonus formula, the company intends to deduct Mr. Kaufman's bonus for the purpose of determining the company's corporate income tax liability for company tax years ending on or after December 31, 1994.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THIS PROPOSAL.

     The affirmative vote of the holders of a majority of the shares of common stock cast at the Annual Meeting is required for approval of the Performance Bonus Plan. Consequently, any shares not voted (whether by abstention or broker non-votes) have no effect on the adoption of the Performance Bonus Plan.

                      APPROVAL OF APPOINTMENT OF AUDITORS

     The shareholders will be asked to ratify the appointment of Ernst & Young as Arrow's independent auditors for 1994. Arrow expects that representatives of Ernst & Young will be present at the meeting with the opportunity to make a statement if they desire to do so and that such representatives will be available to answer appropriate inquiries raised at the meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF SUCH APPOINTMENT.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

     Arrow anticipates that the next Annual Meeting of Shareholders will be held on or about May 11, 1995. In order to be eligible for inclusion in Arrow's proxy statement and proxy for such meeting, proposals of shareholders must be received by Arrow on or before December 5, 1994.

                                 OTHER MATTERS

     Management does not expect any matters to come before the meeting other than those referred to in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons voting such proxies.

                                          By Order of the Board of Directors,

                                                    Robert E. Klatell
                                                        Secretary

                           ARROW ELECTRONICS, INC.

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.
            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 10, 1994

     The undersigned hereby appoints Stephen P. Kaufman, Robert E. Klatell, and John C. Waddell, and any one or more of them, with full power of substitution, as proxy or proxies of the undersigned to vote all shares of stock of ARROW ELECTRONICS, INC. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on May 10, 1994 at 11:00 A.M., New York City time, at Chemical Banking Corporation, 270 Park Avenue, New York, New York, or any adjournments thereof, as set forth on the reverse hereof:

          PLEASE RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE

                                                            /X/ Please Mark
                                                                your votes
                                                                  as this
              -------------
                 COMMON

                                             MANAGEMENT RECOMMENDS A VOTE FOR
                                                                                                               FOR  AGAINST  ABSTAIN
1. Authority to vote FOR the         NOMINEES:                                     2. Authority to vote FOR    / /     / /     / /
   election of directors             Daniel W. Duval       Robert E. Klatell          the adoption of the
   in accordance with the            Carlo Giersch         Steven W. Menefee          Arrow Electronics, Inc.
   accompanying Proxy Statement.     J. Spencer Gould      Richard S. Rosenbloom      Chief Executive Officer
                                     Stephen P. Kaufman    John C. Waddell            Performance Bonus Plan.
                                     Lawrence R. Kem
        FOR           WITHHOLD                                                     3. Ratification of the      / /     / /     / /
   all nominees   for all nominees   (INSTRUCTION: To withhold authority to vote      appointment of Ernst &
       / /               / /         for any individual nominee write that            Young as independent
                                     nominee's name in the space provided below.)     auditors of the books
                                                                                      and accounts of Arrow
                                     -------------------------------------------      for the fiscal year
                                                                                      ending December 31,
                                                                                      1994.

                                                                                   4. In accordance with
                                                                                      their discretion upon
                                                                                      such other matters as
                                                                                      may properly come
                                                                                      before the meeting or
                                                                                      any adjournment thereof.

                                                                                                THIS PROXY IS BEING SOLICITED BY THE
                                                                                                MANAGEMENT AND WILL BE VOTED AS
                                                                                                SPECIFIED. IF NOT OTHERWISE
                                                                                                SPECIFIED, IT WILL BE VOTED FOR
                                                                                                THE ELECTION OF DIRECTORS AND FOR
                                                                                                THE PROPOSALS DESCRIBED IN ITEMS
                                                                                                2, 3, AND 4 ABOVE.

                                                                                                Dated:                       , 1994
                                                                                                      -----------------------

                                                                                                -----------------------------------
                                                                                                Signature of Shareholder(s)

                                                                                                -----------------------------------
                                                                                                Signature of Shareholder(s)

                                                                                                PLEASE SIGN EXACTLY AS NAME APPEARS
                                                                                                TO THE LEFT. WHEN SIGNING AS
                                                                                                ATTORNEY, ADMINISTRATOR, EXECUTOR,
                                                                                                GUARDIAN OR TRUSTEE, PLEASE ADD
                                                                                                YOUR FULL TITLE AS SUCH.  IF SHARES
                                                                                                ARE REGISTERED IN THE NAMES OF JOINT
                                                                                                TENANTS OR TRUSTEES, EACH JOINT
                                                                                                TENANT OR TRUSTEE SHOULD SIGN.



                            ARROW ELECTRONICS, INC.

                            CHIEF EXECUTIVE OFFICER
                             PERFORMANCE BONUS PLAN


                                   ARTICLE 1

                           ESTABLISHMENT AND PURPOSE

                 1.1 Establishment. The Company hereby establishes the Chief Executive Officer Performance Bonus Plan.
                 1.2 Purpose. The purpose of this Plan is to enable the Company through awards of annual cash bonuses to specifically motivate the Chief Executive Officer to achieve strategic financial and operating objectives, reward his or her contribution toward improvement in financial performance as measured by the growth in the earnings per share and/or growth in the return on equity of the Company, provide the Chief Executive Officer with an additional incentive to contribute to the success of the Company and to offer a total compensation package that is competitive in the industry and includes a bonus component which is intended to qualify as performance-based compensation deductible to the Company under Section 162(m) of the Code. The Plan sets forth a pre-established Bonus Formula and sets an annual performance goal pursuant to which the Committee can objectively calculate the Chief Executive Officer's maximum potential annual cash bonus for each Service Year with the Company.

                                   ARTICLE 2

                                  DEFINITIONS

                 As used in this Plan, the following capitalized terms have the meanings hereinafter set forth:
                 2.1 "Base Compensation" shall mean the annual compensation of the Participant for the Service Year.
                 2.2 "Board" shall mean the Board of Directors of the Company.
                 2.3      "Bonus" shall mean the amount payable under Section
5.1 as computed under the Bonus Formula and adjusted in accordance with Article 6, if determined to be applicable by the Committee.
                 2.4 "Bonus Formula" shall mean the formula set forth in Sections 5.1(a) and 5.1(b).
                 2.5 "Chief Executive Officer" shall mean the duly elected and qualified Chief Executive Officer of the Company or any other single individual determined by the Committee to be serving under a comparable title as the principal executive officer of the Company.
                 2.6 "Code" shall mean the Internal Revenue Code of 1986, as amended.
                 2.7 "Committee" shall mean the Compensation Committee of the Board consisting of two or more Outside Directors.
                 2.8 "Company" shall mean Arrow Electronics, Inc., a New York corporation, or any successor which assumes the Plan.
                 2.9 "Continuous Employment" shall mean a period of uninterrupted service in the full-time employ of the Company. A temporary absence or interruption during a period of government or military service or a leave of absence approved by the Committee or the Company shall not be considered a Termination of Employment.
                 2.10 "Effective Date" shall mean January 1, 1994, the effective date of the Plan.
                 2.11 "Employee" shall mean the Chief Executive Officer of the Company.
                 2.12 "EPS" shall mean consolidated net earnings per share of the Company for a particular Service Year computed in accordance with Generally Accepted Accounting Principles applied on a consistent basis, as adjusted by the Company to omit the effects of nonrecurring items and extraordinary items. The Committee, in its discretion, may make any adjustments that is deems advisable to account for any dilution of shares.
                 2.13 "First Employment Date" shall have the meaning ascribed to it in Section 7.3 hereof.
                 2.14 "Outside Director" shall have the meaning ascribed to such term in Section 162(m) of the Code and the regulations thereunder.
                 2.15 "Participant" shall mean a Chief Executive Officer who is determined to be eligible for an award under this Plan by the Committee.
                 2.16 "Plan" shall mean this Arrow Electronics, Inc. Chief Executive Officer Performance Bonus Plan.
                 2.17 "Retirement" shall mean retirement under a retirement plan of the Company or a Subsidiary at or after his normal retirement age or, with consent of the Committee, at an early retirement date.
                 2.18 "ROE" shall mean the rate of return on shareholders' equity as measured by the net income of the Company for a particular Service Year divided by the total shareholders' equity at the beginning of the Service Year, computed in accordance with Generally Accepted Accounting Principles applied on a consistent basis, as adjusted by the Company to omit the effects of nonrecurring items and extraordinary items.
                 2.19 "Service Year" shall mean a fiscal year of the Company during which this Plan is in effect and a Participant has performed services in the position of Chief Executive Officer.
                 2.20 "Subsidiary" shall mean any corporation a majority of the outstanding voting stock of which is owned directly or indirectly by the Company.
                 2.21 "Target Level EPS" shall mean the targets set forth in Section 5.2 and as may be modified pursuant to Section 5.4 hereof.
                 2.22 "Target Level ROE" shall mean the targets set forth in Section 5.3 and as may be modified pursuant to Section 5.4 hereof.
                 2.23 "Termination of Employment" shall mean a termination of service with the Company for reasons other than a governmental or military service leave or personal leave of absence or interruption in service approved by the Committee or the Company.

                                   ARTICLE 3

                                 ADMINISTRATION


                 3.1 Administration. The Plan shall be administered and interpreted by the Committee, which shall be composed of not less than two directors who are Outside Directors and are not eligible to participate in the Plan.
                 3.2 Powers of the Committee. The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include, but not be limited to, the exclusive authority (within the limitations described herein) to select which employee of the Company is eligible to participate in the Plan; to determine and certify annually, prior to January 1 of a Service Year, the Target Level EPS, and the Target Level ROE; to determine and certify annually by applying the Bonus Formula on or after December 31 of a Service Year, the Bonus; to reduce, but not increase, any Bonus in its sole discretion based upon other corporate or individual performance factors or measures deemed relevant; and to correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any award hereunder in the manner and to the extent it shall deem necessary to carry this Plan into effect, subject to the requirements of Section 162(m). The Committee shall be authorized to interpret and administer the Plan and to make all other determinations, including factual determinations, that the Committee deems to be necessary or advisable in its discretion for the administration of the Plan and the awards made hereunder. Any decision, interpretation or other action made or taken in good faith by the

Committee arising out of or in connection with the Plan shall be final, binding and conclusive on the Company and all employees and their respective heirs, executors, administrators, successors and assigns. The Committee shall not be liable for any decision or action taken in good faith in connection with the administration of the Plan. Without limiting the generality of the foregoing, any such decision or action taken by the Committee in reliance upon any information supplied to it by any officer of the Company, the Company's legal counsel or the independent public accountants in connection with the administration of the Plan shall be deemed to have been taken in good faith.

                                   ARTICLE 4

                                  ELIGIBILITY


                 The only employee of the Company who shall be eligible to be granted a bonus award under this Plan shall be the Chief Executive Officer. Unless permitted under Section 162(m) of the Code and other applicable law, the Committee shall have no authority to broaden the eligibility requirements of this Plan without obtaining shareholder approval as required by Section 162(m) of the Code.

                                   ARTICLE 5

                               BONUS COMPUTATION


                 5.1 Bonus Formula. For each Service Year for which the Plan is effective, a Bonus shall be payable in accordance with the following formula:
                 (a) .5% x Base Compensation for each Target Level EPS achieved during the Service Year, plus
                 (b) 2.0% x Base Compensation for each Target Level ROE achieved during the Service Year.
Prior to payment of the Bonus, the Committee shall certify in writing or in the minutes of its proceedings, the amount of the Bonus, the calculation pursuant to the Bonus Formula, the satisfaction of all material terms of the Plan and the amount of any discretionary reductions under Article 6 hereof.
                 5.2 Target Level EPS. For the Service Year beginning January 1, 1994, each $.01 increase of EPS above an EPS of $2.15.
                 5.3 Target Level ROE. For the Service Year beginning January 1, 1994, each 0.5% increase of ROE above an ROE of 10%.
                 5.4 Adjustment of Target Levels. Prior to January 1 of the Service Year (or some such other time as may be required under Section 162(m) of the Code and the regulations thereunder), the Committee, in its discretion, may adjust the Target Level EPS and/or the Target Level ROE in order to maintain an appropriate incentive for continued performance by recognizing changes in general industry conditions. The Committee shall be authorized to request that Company management provide to it any and all information necessary in order to adjust such Target Levels prior to January 1 (or some such other time as may be required under Section 162(m) of the Code and the regulations thereunder). After its determination, the Target Level EPS and/or the Target Level ROE shall be certified by Committee in writing or in minutes of its proceedings.
                 5.5 Maximum Amount. In no event shall the Employee be entitled to receive under the terms of this Plan a Bonus in excess of $1,000,000 for any fiscal year of the Company.

                                   ARTICLE 6

                           DISCRETIONARY ADJUSTMENTS


                 The Committee shall have the authority to reduce (but not increase) the Bonus based upon any additional corporate performance or individual performance factors which the Committee deems relevant. The Committee may adopt, amend or rescind guidelines which indicate the amount of the reduction the Committee may desire to make in a Bonus based upon such factors.

                                   ARTICLE 7

                                    PAYMENT


                 7.1 Payment. The Bonus for a Service Year shall be paid in cash (less any taxes required to be withheld for federal, state or local taxes) to the Chief Executive Officer as soon as practicable after the completion of the computations and certification by the Committee described in Articles 5 and 6. No Bonus shall be permitted to be paid under this Plan unless the Committee has certified in writing or in the written minutes of its meetings that based upon the Bonus Formula a requisite percentage of the Target Level EPS and/or Target Level ROE was achieved for the Service Year under review and that, therefore, the Chief Executive Officer is eligible for a Bonus.
                 7.2 Partial Amount. If the Chief Executive Officer is first employed in the position of Chief Executive Officer on a date between February 1 and [September 30] of a Service Year (the "First Employment Date") such Chief Executive Officer shall be eligible to receive a pro rata portion of his or her Bonus for that Service Year (as determined and certified pursuant to Articles 5 and 6) according to the number of whole months (including accrued vacation time) of Continuous Employment served in that Service Year; provided, however, that no such pro rata Bonus may be paid if the Committee determines that as of the First Employment Date the achievement of any Target Level EPS or any Target Level ROE with respect to the Service Year is not "substantially uncertain" as required by any regulations promulgated under Section 162(m) of the Code.

                 7.3 Termination of Employment. If the Chief Executive Officer retires or experiences a Termination of Employment for any other reason during a Service Year, such Chief Executive Officer shall be eligible to receive a pro rata portion of his Bonus for that Service Year (as determined and certified pursuant to Articles 5 and 6) according to the number of whole months (including accrued vacation time) of Continuous Employment served in that Service Year prior to Retirement or other Termination of Employment.

                                   ARTICLE 8

                                 MISCELLANEOUS


                 8.1 No Implied Rights. Neither the establishment of this Plan nor the payment of any award hereunder nor any action of the Company or of the Compensation Committee with respect to this Plan shall be held or construed to confer upon any Participant any legal right to be continued in the employ of the Company or to receive any particular rate of cash compensation other than pursuant to the terms of this Plan and the determination of the Committee, and the Corporation expressly reserves the right to discharge any Participant whenever the interest of the Company may so require without liability to the Company, the Board of Directors or the Compensation Committee, except as to any rights which may be expressly conferred upon a Participant under this Plan. This Plan shall not be deemed to constitute a contract between the Company or any Subsidiary of the Company and the Participant.
                 8.2 No Assignment. No awards payable under this Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, or any such attempted action shall be void, and no such benefit or interest shall be in any manner liable for or subject to debts, contracts, liabilities, engagements, or torts of any Participants. If any Participant shall become bankrupt or shall attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge any award payable under this Plan, then the Committee in its discretion may hold or apply such benefit or any part thereof to or for the benefit of such Participant or his beneficiary, his spouse, children, blood relatives, or other dependents, or any of them, in such manner and such proportions as the Committee may consider proper.
                 8.3 No Impairment. The adoption of the Plan shall not affect any other compensation plans in effect for the Company or any Subsidiary of the Company, nor shall the Plan preclude the Company or any Subsidiary thereof from establishing any other forms of incentive or other compensation for the Chief Executive Officer.
                 8.4 Binding Effect. The Plan shall be binding upon the successors and assigns of the Company.
                 8.5 No Rights to Investments. The Participant shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligation hereunder. Nothing contained in this Plan, and no action taken pursuant to this provision, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and the participant or any other person. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid in cash from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payments of such amounts.

                 8.6 No interest shall be payable to any person upon any bonus award or installment thereof, whether contingent or otherwise.
                 8.7 Construction. All questions pertaining to the construction, regulation, validity and effect of the provisions of this Plan shall be determined in accordance with the laws of the State of New York, to the extent that Federal law does not preempt New York law and is not otherwise applicable in accordance with the terms of the Plan.
                 8.8 Expenses. Except for applicable taxes incurred by the Participant, all expenses and costs in connection with the administration and operation of the Plan shall be borne by the Company.
                 8.9 Acceptance. By accepting the award of any Actual Bonus or other benefit under the Plan, the Participant and each person, if any, claiming under or through the Participant shall be conclusively deemed to have indicated such person's acceptance and ratification, and consent to, any action taken under the Plan by the Company, the Board or the Committee.
                 8.10 Effective Upon Shareholder Approval. Subject to approval by the shareholders of the Company, pursuant to the requirements of
Section 162(m) of the Code and any regulations promulgated thereunder, this Plan shall be effective for Service Years commencing on or after January 1, 1994. No bonus awards shall be paid hereunder until such shareholder approval has been obtained.

                                   ARTICLE 9

                          AMENDMENTS OR DISCONTINUANCE


                 The Committee may modify, revise, suspend or discontinue this Plan (or making awards hereunder) either temporarily or permanently at any time and from time to time; provided, however, that any amendment to the Plan (including any Exhibit hereto) that would require the vote or approval of the Company's shareholders in order to assure compliance with Section 162(m) of the Code or any regulations or other applicable laws or regulations, shall only be made if, prior to payment of any award under such amended Plan, the required shareholder approval has been obtained.
                 No amendment of the Plan shall adversely affect any right or obligations under the Plan with respect to any awards earned pursuant to Articles 5 and 6 hereof but not yet paid to the Participant without such Participant's written consent.

                                   ARTICLE 10

                                  TERMINATION


                 This Plan shall terminate upon the earlier of the following dates or events to occur:
                 (a) upon the adoption of a resolution of the Board terminating the Plan; or
                 (b)      December 31, 1998.
                 No termination of the Plan shall alter or impair any of the rights or obligation of any person, without his consent, under the terms of any payment theretofore made under the Plan.